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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington D.C.  20549


                                   Form 8-K

                                CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        March 31, 1997
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                         Optical Security Group, Inc.
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Colorado                 0-1753                        84-1094032
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(State of other          (Commission File              (IRS Employer
jurisdiction of          Number)                       Identification
Incorporation)                                         Number)


              535 16th Street, Suite 920, Denver, Colorado  80202
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Registrant's Telephone Number, including area code   (303) 534-4500
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  (Former name or former address, if changed since last report)
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Item 9.   Sales of Equity Securities Pursuant to Regulation S

     On March 31, 1997, Optical Security Group, Inc. (the "Registrant") completed a private offering of 526,900 shares of its common stock (the "Shares"). The Registrant raised a total of $3,161,400.00. $10,000.00 of the proceeds arose from a Regulation S placement. The Registrant offered and sold the Shares to accredited investors, as defined in Regulation D, Rule 501(a), under the Securities Act of 1933, as amended (the "Act"), including certain directors and executive officers of the Registrant, qualified institutional buyers, as such term is defined in the Act, and non-U.S. persons, as such term is defined in Regulation S, Rule 902(o), under the Act. No placement agent or underwriter was involved in the offering.

     Offers and sales to non-U.S. persons were made pursuant to a claim of exemption under Regulation S, Rule 903, of the Act. Offers and sales to accredited investors and institutional buyers were made pursuant to a claim of exemption under Regulation D, Rule 506, of the Act or alternatively Section 4(2) of the Act. The offers and sales did not involve any public offering. The Registrant did not use any general advertisement or solicitation in connection with the offer or sale of the Shares. The Registrant also relied on written representations of the investors concerning their status as an accredited investor, institutional buyer, or non-U.S. person and their investment intent as the basis for claiming such exemptions.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   OPTICAL SECURITY GROUP, INC.


Date: April 10, 1997               By:/s/ Richard H. Bard
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                                          Richard H. Bard
                                          CEO & President



Date: April 10, 1997               By:/s/ Gerald A. Melfi
                                      ---------------------------
                                          Gerald A. Melfi
                                          Principal Financial Officer